EXHIBIT 10.3

FINANCIAL INVESTORS OF THE SOUTH, INC.

2004 Incentive Stock Option Plan

Financial Investors of the South, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive stock option plan, which shall be known as the “2004 Incentive Stock Option Plan” (the “Plan”). The Plan provides for the grant of options (“Options”) to purchase shares of common stock, par value $1.00 per share, of the Company (“Shares”) to certain employees of the Company or its subsidiaries, Bank of Alabama, an Alabama banking corporation, and Capital Bank, an Alabama banking corporation (collectively, the “Subsidiaries”). The Plan shall become effective on November 15, 2004, the date of its approval by the Board of Directors of the Company (the “Effective Date”). This Plan shall be submitted to the Company’s stockholders for ratification and approval within twelve (12) months from the Effective Date. The Plan shall remain in effect until May 31, 2005, unless sooner terminated by the Board of Directors in the manner described in this Plan.

1. Plan Shares; Administration of Plan. Subject to adjustment as provided below in Section 3, the maximum number of Shares of that may be issued under this Plan is Forty Thousand Five Hundred (40,500). This Plan authorizes the grant of only those Options designated on Schedule I of this Plan, which is attached hereto and incorporated herein as part of this Plan. This Plan and the Options granted hereunder shall be administered by the Compensation Committee of the Board of Directors of the Company or any other committee appointed for such purpose (“Committee”). If no such appointment is in effect at any time, the Board of Directors of the Company shall constitute and act as the Committee.

2. Incentive Stock Options and Agreements. The individuals named on Schedule I (each, a “Participant”), who are employees of either the Company or one of its Subsidiaries, shall be granted the number of Options designated on Schedule I for such Participant as of the Effective Date. Each Option granted under this Plan is intended to qualify as an incentive stock option (an “Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be evidenced by a Stock Option Agreement that specifies the terms and conditions of the grant (an “Agreement”). Options shall be subject to the terms and conditions set forth in this Plan and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

3. Adjustment. In the event of any change in corporate capitalization, such as a stock dividend or stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares reserved under the Plan, and in the number, class and price of Shares subject to outstanding awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any award shall always be a whole number.

4. Option Price. “Fair Market Value” means the value determined by the Committee in good faith using any method or methods which the Committee may deem appropriate, and such determination of Fair Market Value shall be binding upon all parties for all purposes under this Plan. The Committee hereby determines that the Fair Market Value of Common Stock as of the Effective Date of this Plan is Fifteen Dollars ($15.00) per Share. The price for all of the Options described on Schedule I of this Plan, which are to be granted as of the Effective Date, shall be Fifteen Dollars ($15.00) per share (the “Option Price”). Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to any Participant who owns ten percent or more of the outstanding shares of Company stock, the Option Price shall be adjusted so that it is not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

5. Term of Options. The period during which an Option may be exercised shall be determined by the Committee and specifically set forth in the applicable Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to any Participant who owns ten percent of the outstanding shares of the Company) from its date of grant.

6. Exercise of Options. The Shares subject to an Option may be purchased in such installments and on such exercise dates as shall be set forth in the applicable Agreement. Any Shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Option. In no event shall any Option be exercised, in whole or in part, after its expiration date.

7. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price (provided that the Shares which are tendered have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); (c) by surrendering Options having a “Net Value” equal to the aggregate Option Price of the Options to be exercised, where “Net Value” is equal to (i) the “Fair Market Value” of the shares of Stock relating to surrendered Options less (ii) the aggregate Option Price for the surrendered Options; or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercise through a registered broker-dealer pursuant to such cashless exercise procedures which are, subject to applicable securities laws restrictions, deemed acceptable by the Committee or by any other means which the Committee determines to be consistent with the Plan’s purpose and Applicable Law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

8. Termination of Service. In the event that a Participant resigns, retires or his employment with the Company or its Subsidiaries terminates before the expiration of his or her Agreement under this Plan, the following shall apply:

(a) Disability. If the employment of the Participant is terminated solely on account of Disability (as defined below), then his or her Options may be exercised by the Participant or his or her legal representative in the manner prescribed in the applicable Agreement, until the earlier to occur of: the expiration of the Agreement by its terms or the first anniversary of the effective date of the termination of employment. “Disability” of a Participant exists if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) has, by reason of any medically determinable physical or mental impairments which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company and its Subsidiaries.

(b) Death. If the employment of a Participant is terminated due to death of the Participant, then his or her Options may be exercised by the Participant’s legal representative, executor, administrator, or personal representative, or the person or persons to whom the Option has been validly transferred by such executor or administrator pursuant to will or the laws of descent and distribution (as the case may be), in the manner prescribed in the Agreement, until the earlier to occur of: the expiration of the Agreement by its terms or the first anniversary of the effective date of the termination of employment.

(c) Retirement. If Participant retires from employment (in accordance with the terms of the Company’s then-current retirement program), his or her Option shall be exercisable in the manner prescribed in the applicable Agreement until the earlier to occur of: the expiration of the Agreement by its terms or 90 days following the effective date of retirement.

(d) Other. If the employment of Participant is terminated for any reason other than Disability, death or retirement, then his or her unexercised Options shall terminate immediately, unless the Agreement and/or Committee permits later exercise. Furthermore, in the event of resignation of the Participant from employment with the Company or the Subsidiaries or termination of his or her employment by the Company or the Subsidiaries for “cause”, any Shares obtained by the Participant pursuant to exercise of Options within the 180-day period preceding such resignation or termination shall be forfeited.

9. Nontransferability. No Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. The interests of any Participant under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

10. General Limits. Incentive Stock Options shall not be granted under this Plan to any Participant if such grant would result in the Participant holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under this Plan or any other plan maintained by the Company, with respect to Shares having an aggregate Fair Market Value, determined as of the date of the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under this Plan exceeds such maximum for any reason other than a failure in good faith to value the Shares subject to such Option, the excess portion of such Option shall be considered a non-statutory stock option. To the extent the Participant holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options under the federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a non-statutory stock option.

11. Change in Control. Upon the occurrence of a Change in Control (as defined below), unless otherwise specifically prohibited under applicable laws: (i) any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term. “Change in Control” means the occurrence of any of the following: (a) when any “person,” as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (other than the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary (including its trustee)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s outstanding securities; or (b) any transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or any subsidiary through the purchase of assets, or by merger, share exchange, or otherwise.

12. Amendment or Termination. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable laws, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Options granted prior to the date of such amendment, alteration or termination.

13. No Employment Rights. This Plan does not constitute inducement or consideration for the employment or service of any Participant, nor is it a contract between the Company or its Subsidiaries and any Participant. Participation in this Plan shall not give a Participant any right to be retained in the service of the Company or its Subsidiaries.

14. No Bar to Additional Awards. Neither the adoption of this Plan nor its submission to the stockholders shall be taken to impose any limitations on the powers of the Company or its Subsidiaries to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

15. Successors. All obligations of the Company under this Plan and Options granted hereunder shall be binding on any successor to the Company or its Subsidiaries, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all substantially all of the business or assets of the Company or its Subsidiaries.

16. Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

17. Compliance with the Code. The Plan shall be governed, construed and administered in compliance with the deferred compensation provisions of Section 409A of the Code and shall be amended as necessary to maintain compliance with the provisions of Section 409A. The Committee may place such restrictions or provisions in any Agreement as may be necessary to comply with the provisions of Section 409A of the Code.

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